As filed with the Securities and Exchange Commission on June 3, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRIENDFINDER NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	13-3750988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated FriendFinder Networks Inc. 2008 Stock Option Plan and

FriendFinder Networks Inc. 2009 Restricted Stock Plan

(Full title of the plan)

Marc H. Bell

Chief Executive Officer

FriendFinder Networks Inc.

6800 Broken Sound Parkway, Suite 200

Boca Raton, Florida  33407

(Name and address of agent for service)

(561) 912-7000

(Telephone number, including area code, of agent for service)

With a copy to:

Bradley D. Houser

Akerman Senterfitt

One SE Third Avenue

Miami, Florida 33131

(305) 374-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.001 par value	1,737,872 shares	$5.25	$9,123,828.00	$1,059.28

(1)

Also registered hereby are such additional and indeterminate number of shares of common stock as may become issuable in accordance with the provisions of the Amended and Restated FriendFinder Networks Inc. 2008 Stock Option Plan and the FriendFinder Networks Inc. 2009 Restricted Stock Plan, relating to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, or similar changes. The amount being registered represents an additional number of shares of common stock that may be issued by us upon the grant and/or exercise of awards, including options, which have or may be granted under the respective Plans.

(2)

Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low price per share of our common stock as reported on the Nasdaq Global Market on May 31, 2011.

The Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the Amended and Restated FriendFinder Networks Inc. 2008 Stock Option Plan and the FriendFinder Networks Inc. 2009 Restricted Stock Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We hereby incorporate by reference into this Registration Statement the following documents or portions thereof as indicated which we have filed with Commission:

(a)

the Registrant's final prospectus, dated May 11, 2011, filed with the Commission on May 11, 2011 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-156414), as declared effective on May 10, 2011, which contains audited financial statements of the Registrant for the latest fiscal year for which such statements have been filed; and

(b)

the description of the Registrant's common stock, par value $0.001 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on April 29, 2011 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than information furnished pursuant to Item 9 or Item 12 of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.  The class of securities to be offered is registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person (i) is not liable for breaching his or her duties as a director or officer of the corporation, where such breach involved intentional misconduct, fraud or a knowing violation of law or (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Nevada corporation may indemnify any person against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred in connection with the defense.

Our amended and restated bylaws contain a provision providing for indemnification of our officers and directors. Our amended and restated bylaws further require us to pay advance expenses as incurred by an officer or director in connection with proceedings against them for which they may be indemnified.

We have entered into indemnification agreements with our directors and certain officers, a form of which has been filed as an exhibit to the registration statement. Under the terms of the indemnification agreements, we are required to indemnify the directors against specified liabilities arising out of their services to us. The indemnification agreements require us to indemnify each director and officer to the fullest extent permitted by law and to advance certain expenses incurred by the director. The indemnification agreements provide limitations on the directors' and officers' rights to indemnification in certain circumstances.

In addition, we have obtained directors' and officers' insurance that covers our directors and officers for specified liabilities, including for coverage for public securities matters.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.

 Exhibits

Exhibit No.	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

10.1

Amended and Restated FriendFinder Networks Inc. 2008 Stock Option Plan (incorporated by reference to Exhibit 10.45 to the Company's Registration Statement on Form S-1, dated May 10, 2011 (Commission File No. 333-156414))

10.2

FriendFinder Networks Inc. 2009 Restricted Stock Plan (incorporated by reference to Exhibit 10.51 to the Company's Registration Statement on Form S-1, dated May 10, 2011 (Commission File No. 333-156414))

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

23.2	Consent of EisnerAmper LLP

24.1	Power of Attorney (included on signature pages)

Item 9. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 3rd day of June, 2011.

FRIENDFINDER NETWORKS INC.

By:  /s/ Marc H. Bell

Name: Marc H. Bell

Title:   Chief Executive Officer, President and Director

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marc H. Bell, Daniel C. Staton and Ezra Shashoua, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended,  including to sign the Registration Statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

	Signatures	Title	Date

By:	/s/ Marc H. Bell	Chief Executive Officer, President and Director	June 3, 2011
Marc H. Bell
(Principal Executive Officer)

By:	/s/ Ezra Shashoua	Chief Financial Officer	June 3, 2011
	Ezra Shashoua	(Principal Financial Officer
and Principal Accounting Officer)

By:	/s/ Daniel C. Staton	Chairman of the Board	June 3, 2011
Daniel C. Staton

By:	/s/ Robert B. Bell	Director	June 3, 2011
Robert B. Bell

By:	/s/ Barry W. Florescue	Director	June 3, 2011
Barry W. Florescue

By:	/s/ James LaChance	Director	June 3, 2011
James LaChance

By:	/s/ Toby E. Lazarus	Director	June 3, 2011
Toby E. Lazarus

By:	/s/ Jason H. Smith	Director	June 3, 2011
Jason H. Smith